UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 16, 2013

HESS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	No. 1-1204	No. 13-4921002
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1185 Avenue of the Americas

New York, New York 10036

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (212) 997-8500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed by Hess Corporation (the “Company”) as an amendment (the “Amendment”) to the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on May 22, 2013 (the “Original Report”) to announce the preliminary results of the Company’s 2013 Annual Meeting of Stockholders held on May 16, 2013 (“2013 Annual Meeting”).  This Amendment is being filed to report the final voting results received from IVS Associates, Inc. (“IVS”), the independent inspector of elections for the 2013 Annual Meeting.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 28, 2013, IVS delivered its final vote tabulation that certified the voting results for each of the matters set forth below that were submitted to a vote at the 2013 Annual Meeting.  The final voting results from the 2013 Annual Meeting as reported by IVS are provided below.

Proposal 1 – Election of Directors.  Each of the following five director nominees were elected as directors for the term expiring in 2016 or until his successor has been elected or appointed:  John Krenicki, Jr., Dr. Kevin Meyers, Fredric Reynolds, William Schrader, and Dr. Mark Williams.  IVS advised the Company that there were 244,686 broker non-votes for Proposal 1.

Name	For (see Note 1)	Withheld
John Krenicki, Jr.	135,282,170 (see Note 1)	2,369,213
Dr. Kevin Meyers	133,742,777 (see Note 1)	3,908,606
Fredric Reynolds	135,096,517 (see Note 1)	2,554,866
William Schrader	133,898,612 (see Note 1)	3,752,771
Dr. Mark Williams	133,792,740 (see Note 1)	3,858,643

Note 1:  Had Elliott Associates, L.P. and Elliott International, L.P. (together, “Elliott”) voted its shares of common stock in favor of the Company’s director nominees, as agreed under the agreement described in the Original Report, dated as of May 16, 2013 (the “Agreement”) between the Company and Elliott, prior to the closing of the polls, the vote count “FOR” each Company nominee would have increased by approximately 15,500,000 (the number of shares of Common Stock that Elliott represented in the Agreement as being beneficially owned by Elliott).

Proposal 2 – Ratification of Independent Auditors. The stockholders ratified the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2013.  IVS advised the Company that there were no broker non-votes for Proposal 2.

For	Against	Abstain
277,990,242	3,772,170	823,805

Proposal 3 – Advisory Vote on Executive Compensation. The stockholders approved (on an advisory basis) the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the SEC.  IVS advised the Company that there were 244,689 broker non-votes for Proposal 3.

For (see Note 2)	Against (see Note 2)	Abstain
198,138,486 (see Note 2)	79,438,627 (see Note 2)	4,764,415

Note 2:  Had Elliott voted its shares of common stock in favor of the “say-on-pay” proposal, as agreed under the Agreement, prior to the closing of the polls, the vote  count “FOR” the advisory vote on executive compensation would have increased by approximately 15,500,000 (the number of shares of Common Stock that Elliott represented in the Agreement as being beneficially owned by Elliott) and the vote count “AGAINST” such advisory vote would have decreased by the same amount.

Proposal 4 –  Declassification of the Board.  The stockholders approved the proposed amendments to the Company’s Restated Certificate of Incorporation and By-Laws to declassify the board of directors.  IVS advised the Company that there were 244,691 broker non-votes for Proposal 4.

For	Against	Abstain
278,699,996	2,518,252	1,123,278

Proposal 5 – Stockholder Proposal Recommending a Simple Majority Vote Standard. The stockholders approved the stockholder proposal recommending that the Board take action to implement a simple majority vote standard.  IVS advised the Company that there were 244,689 broker non-votes for Proposal 5.

For	Against	Abstain
235,827,853	45,196,469	1,317,206

Proposal 6 – Stockholder Proposal Regarding Political Report. The stockholders approved the stockholder proposal recommending that the Company provide a report regarding political contributions.  IVS advised the Company that there were 244,686 broker non-votes for Proposal 6.

For	Against	Abstain
114,575,163	134,486,056	33,280,312

            As reported in the Original Report, two additional matters scheduled to be voted upon at the 2013 Annual Meeting and described in the Proxy Statement were (i) a stockholder proposal recommending that the Board adopt a policy requiring an independent chairman and (ii) a stockholder proposal recommending that the Company repeal any provision or amendment of the By-Laws adopted without stockholder approval after February 2, 2011 and prior to the 2013 Annual Meeting.  Prior to the 2013 Annual Meeting, the stockholder proponents agreed to withdraw their respective proposals and the proposals were not included in the matters voted upon at the 2013 Annual Meeting.  In addition, pursuant to the Agreement, Elliott withdrew its nominations of director candidates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2013

HESS CORPORATION

	By:	/s/ Timothy B. Goodell
	Name:	Timothy B. Goodell
	Title:	Senior Vice President and General Counsel